Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinz.com	ir@kraftheinz.com
KRAFT HEINZ REPORTS
FOURTH QUARTER AND FULL YEAR 2018 RESULTS

•	Q4 net sales increased 0.7%; Organic Net Sales(1) increased 2.4%

•	Q4 diluted earnings per share were $(10.34); Adjusted EPS(1) was $0.84

PITTSBURGH & CHICAGO - February 21, 2019 - The Kraft Heinz Company (NASDAQ: KHC) (“Kraft Heinz” or the “Company”) today reported fourth quarter and full year 2018 financial results reflecting solid organic net sales growth in all segments that was more than offset by higher operating costs, as well as non-cash impairment charges related to goodwill and intangible assets.

“Our fourth quarter and full year 2018 results reflect our commitment to re-establish commercial growth of our iconic brands, turn around consumption trends in several key categories, and expand into new category and geographic whitespaces," said Kraft Heinz CEO Bernardo Hees. "We are pleased with those actions, the returns on our investments, and the momentum built for 2019. However, profitability fell short of our expectations due to a combination of unanticipated cost inflation and lower-than-planned savings. Going forward, our global focus will remain on leveraging our in-house capabilities, developing our talented people, and delivering top-tier growth at industry-leading margins."

Q4 2018 Financial Summary

	For the Three Months Ended		Year-over-year Change
	December 29, 2018	December 30, 2017	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions, except per share data)
Net sales	$6,891	$6,844	0.7%	(2.2) pp	0.5 pp	2.4%
Operating income/(loss)	(14,073)	1,522	(1,024.2)%
Net income/(loss) attributable to common shareholders	(12,608)	8,003	(257.6)%
Diluted EPS	$(10.34)	$6.52	(258.6)%
Adjusted EBITDA(1)	1,699	1,973	(13.9)%	(2.4) pp
Adjusted EPS(1)	$0.84	$0.90	(6.7)%
Net sales were $6.9 billion, up 0.7 percent versus the year-ago period, including an unfavorable 2.2 percentage point impact from currency and a net 0.5 percentage point benefit from acquisitions and divestitures. Organic Net Sales(1) increased 2.4 percent versus the year-ago period. Pricing was down 1.6 percentage points, as increased promotional activity and pricing to reflect lower key commodity(2) costs in North America, particularly the United States, more than offset higher pricing in EMEA and Rest of World markets. Volume/mix increased 4.0 percentage points, driven by a combination of strong consumption gains in North America and condiments and sauces growth across Latin America, North America, and EMEA.
During the fourth quarter, as part of the Company's normal quarterly reporting procedures and planning processes, the Company concluded that, based on several factors that developed during the fourth quarter, the fair values of certain goodwill and intangible assets were below their carrying amounts. As a result, the Company recorded non-cash impairment charges of $15.4 billion to lower the carrying amount of goodwill in certain reporting units, primarily U.S. Refrigerated and Canada Retail, and certain intangible assets, primarily the Kraft and Oscar Mayer trademarks. These charges resulted in a net loss attributable to common shareholders of $12.6 billion and diluted loss per share of $10.34.
Adjusted EBITDA decreased 13.9 percent versus the year-ago period to $1.7 billion, including a negative 2.4 percentage point impact from currency. Excluding the impact of currency, lower Adjusted EBITDA reflected a decline in the United States that more than offset Constant Currency Adjusted EBITDA(1) growth in all other business segments. Adjusted EPS decreased 6.7 percent to $0.84, as lower Adjusted EBITDA, higher depreciation and amortization expenses, as well as higher interest expense more than offset lower taxes on adjusted earnings in the current period.

Q4 2018 Business Segment Highlights
United States

	For the Three Months Ended		Year-over-year Change
	December 29, 2018	December 30, 2017	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$4,810	$4,760	1.1%	0.0 pp	0.0 pp	1.1%
Segment Adjusted EBITDA	1,264	1,510	(16.3)%	0.0 pp
United States net sales were $4.8 billion, up 1.1 percent versus the year-ago period. Pricing was 2.8 percentage points lower, driven by a combination of commodity-driven pricing actions in dairy and coffee, increased promotional activity in ready-to-drink beverages and natural cheese, as well as timing of promotional activity versus the prior year in Lunchables. Volume/mix increased 3.9 percentage points due to gains across a majority of categories including nuts, meats, refrigerated meal combinations, cream cheese, and frozen potatoes.
United States Segment Adjusted EBITDA decreased 16.3 percent versus the year-ago period to $1.3 billion, as the benefits from favorable key commodity costs and volume/mix growth were more than offset by a combination of lower pricing, higher costs net of savings, and investments to build strategic capabilities.
Canada

	For the Three Months Ended		Year-over-year Change
	December 29, 2018	December 30, 2017	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$600	$589	1.8%	(4.2) pp	0.0 pp	6.0%
Segment Adjusted EBITDA	163	161	1.1%	(4.4) pp

Canada net sales were $600 million, increasing 1.8 percent versus the year-ago period, despite a negative 4.2 percentage point impact from currency. Organic Net Sales were up 6.0 percent versus the year-ago period. Pricing declined 1.7 percentage points as increased in-store activity behind cheese, as well as macaroni and cheese, was partially offset by higher foodservice pricing. Volume/mix increased 7.7 percentage points, driven by a combination of consumption-led growth across several categories, including cheese, as well as favorable comparisons with retailer inventory de-stocking that occurred in the prior year period.
Canada Segment Adjusted EBITDA increased 1.1 percent versus the year-ago period to $163 million, despite a negative 4.4 percentage point impact from currency, as volume/mix gains and lower input costs were partially offset by lower pricing and higher overhead costs.
EMEA(3)

	For the Three Months Ended		Year-over-year Change
	December 29, 2018	December 30, 2017	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$692	$699	(1.1)%	(4.3) pp	(1.9) pp	5.1%
Segment Adjusted EBITDA	171	175	(2.6)%	(4.3) pp
EMEA net sales were $692 million, down 1.1 percent versus the year-ago period, including a negative 4.3 percentage point impact from currency and a negative 1.9 percentage point impact from the divestiture of a joint venture in South Africa. Organic Net Sales increased 5.1 percent versus the year-ago period. Pricing was up 2.6 percentage points, primarily due to favorable timing of promotional activity versus the prior year in the UK as well as in the Middle East and Africa that was partially offset by lower pricing in Eastern Europe. Volume/mix increased 2.5 percentage points as growth from condiments and sauces, as well as foodservice gains across a majority of regions, more than offset lower shipments in the Middle East and Africa.
EMEA Segment Adjusted EBITDA decreased 2.6 percent versus the year-ago period to $171 million, including a negative 4.3 percentage point impact from currency. Excluding the impact of currency, Segment Adjusted EBITDA increased 1.7 percentage points, primarily reflecting gains from Organic Net Sales growth that were partially offset by higher overhead costs.
Rest of World(3)(4)

	For the Three Months Ended		Year-over-year Change
	December 29, 2018	December 30, 2017	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$789	$796	(0.8)%	(12.6) pp	6.5 pp	5.3%
Segment Adjusted EBITDA	134	142	(6.0)%	(31.8) pp
Rest of World net sales of $789 million decreased 0.8 percent versus the year-ago period, reflecting a negative 12.6 percentage point impact from currency that more than offset a 6.5 percentage point contribution from the Cerebos acquisition and Organic Net Sales growth of 5.3 percent versus the year-ago period. Pricing increased 1.8 percentage points, primarily driven by highly inflationary environments in certain markets within Latin America that more than offset lower pricing in China. Volume/mix increased 3.5 percentage points, driven by growth in condiments and sauces in Latin America that more than offset lower shipments in Asia Pacific.
Rest of World Segment Adjusted EBITDA decreased 6.0 percent versus the year-ago period to $134 million due to a negative 31.8 percentage point impact from currency. Excluding the impact of currency, Segment Adjusted EBITDA increased 25.8 percentage points, reflecting gains from Organic Net Sales growth that were partially offset by higher input costs in local currency.
Supplemental Information
The Company received a subpoena in October 2018 from the U.S. Securities and Exchange Commission (the "SEC") associated with an investigation into the Company's procurement area, more specifically the Company's accounting policies, procedures, and internal controls related to its procurement function, including, but not limited to, agreements, side agreements, and changes or modifications to its agreements with its vendors.
Following this initial SEC document request, the Company together with external counsel launched an investigation into the procurement area. In the fourth quarter of 2018, as a result of findings from the investigation, the Company recorded a $25 million increase to costs of products sold as an out of period correction as the Company determined the amounts were immaterial to the fourth quarter of 2018 and its previously reported 2018 and 2017 interim and year to date periods. Additionally, the Company is in the process of implementing certain improvements to its internal controls to mitigate the likelihood of this occurring in the future and has taken other remedial measures. The Company continues to cooperate fully with the U.S. Securities and Exchange Commission.
At this time, the Company does not expect the matters subject to the investigation to be material to its current period or any prior period financial statements.
End Notes

(1)
Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)	The Company's key commodities in the United States and Canada are dairy, meat, coffee and nuts.

(3)
In the first quarter of the Company's fiscal year 2018, the Company reorganized certain of its international businesses to better align the Company's global geographies. As a result, Middle East and Africa businesses were moved from the historical Asia Pacific, Middle East, and Africa (“AMEA”) operating segment into the historical Europe reportable segment, forming the new Europe, Middle East, and Africa (“EMEA”) reportable segment. The remaining businesses from the AMEA operating segment became the Asia Pacific (“APAC”) operating segment. This change has been reflected in all historical periods presented.

(4)	Rest of World comprises two operating segments: Latin America and APAC.

Webcast and Conference Call Information
Date:        Thursday, February 21, 2019
Time:        5:30 pm - 6:30 pm Eastern Standard Time
Webcast:    Live audio webcast is available at ir.kraftheinzcompany.com
Dial-in:        (844) 347-3924 in the U.S.
(918) 398-4553 outside the U.S.
Conference ID # 3399483
ABOUT THE KRAFT HEINZ COMPANY

For 150 years, we have produced some of the world’s most beloved products at The Kraft Heinz Company (NASDAQ: KHC). Our Vision is To Be the Best Food Company, Growing a Better World. We are one of the largest global food and beverage companies, with 2018 net sales of approximately $26 billion. Our portfolio is a diverse mix of iconic and emerging brands. As the guardians of these brands and the creators of innovative new products, we are dedicated to the sustainable health of our people and our planet. To learn more, visit www.kraftheinzcompany.com or follow us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “commit,” “plan,” "pleased," "believe," "anticipate," "reflect," "invest," "make," "expect," "deliver," “develop,” "drive," "assess," "evaluate," “establish,” “re-establish,” “focus,” “build,” “turn,” “expand,” “leverage,” "grow," "remain," "will," and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, costs and cost savings, legal matters, taxes, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, pipeline, and growth. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; the Company’s ability to predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in relationships with significant customers or suppliers; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or product liability claims; unanticipated business disruptions; the Company’s ability to identify, complete or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures or other investments; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the execution of the Company’s international strategic initiatives; the impacts of the Company’s international operations; economic and political conditions in the United States and in various other nations in which the Company does business; changes in the Company’s management team or other key personnel and the Company’s ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data or breaches of security; impacts of natural events in the locations in which we or the Company’s customers, suppliers, distributors, or regulators operate; the Company’s ownership structure; the Company’s indebtedness and ability to pay such indebtedness; an impairment of the carrying value of goodwill or other indefinite-lived intangible assets; exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the derivatives we use; increased pension, labor and people-related expenses; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions; the Company’s ability to protect intellectual property rights; tax law changes or interpretations; the impact of future sales of the Company's common stock in the public markets; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release.
To supplement the financial information, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, and Adjusted EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures (i.e., Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, and Adjusted EPS) is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), net, provision for/(benefit from) income taxes, and depreciation and amortization (excluding integration and restructuring expenses); in addition to these adjustments, the Company excludes, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), and equity award compensation expense (excluding integration and restructuring expenses). The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA and Constant Currency Adjusted EBITDA are tools that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), and U.S. Tax Reform discrete income tax expense/(benefit), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations to the comparable GAAP financial measures for the relevant periods.

			Schedule 1
The Kraft Heinz Company Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net sales	$6,891	$6,844	$26,259	$26,085
Cost of products sold	4,658	4,542	17,309	16,948
Gross profit	2,233	2,302	8,950	9,137
Selling, general and administrative expenses, excluding impairment losses	866	780	3,204	2,951
Goodwill impairment losses	7,108	—	7,272	—
Intangible asset impairment losses	8,332	—	8,667	49
Selling, general and administrative expenses	16,306	780	19,143	3,000
Operating income/(loss)	(14,073)	1,522	(10,193)	6,137
Interest expense	326	308	1,288	1,234
Other expense/(income), net	13	(117)	(183)	(627)
Income/(loss) before income taxes	(14,412)	1,331	(11,298)	5,530
Provision for/(benefit from) income taxes	(1,744)	(6,665)	(1,006)	(5,460)
Net income/(loss)	(12,668)	7,996	(10,292)	10,990
Net income/(loss) attributable to noncontrolling interest	(60)	(7)	(63)	(9)
Net income/(loss) attributable to common shareholders	$(12,608)	$8,003	$(10,229)	$10,999

Basic shares outstanding	1,220	1,219	1,219	1,218
Diluted shares outstanding	1,220	1,228	1,219	1,228

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$(10.34)	$6.57	$(8.39)	$9.03
Diluted earnings/(loss) per share	(10.34)	6.52	(8.39)	8.95

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
December 29, 2018
United States	$4,810	$—	$—	$4,810
Canada	600	(24)	—	624
EMEA	692	(31)	—	723
Rest of World	789	(42)	48	783
	$6,891	$(97)	$48	$6,940

December 30, 2017
United States	$4,760	$—	$—	$4,760
Canada	589	—	—	589
EMEA	699	—	13	686
Rest of World	796	53	—	743
	$6,844	$53	$13	$6,778

Year-over-year growth rates
United States	1.1%	0.0 pp	0.0 pp	1.1%	(2.8) pp	3.9 pp
Canada	1.8%	(4.2) pp	0.0 pp	6.0%	(1.7) pp	7.7 pp
EMEA	(1.1)%	(4.3) pp	(1.9) pp	5.1%	2.6 pp	2.5 pp
Rest of World	(0.8)%	(12.6) pp	6.5 pp	5.3%	1.8 pp	3.5 pp
Kraft Heinz	0.7%	(2.2) pp	0.5 pp	2.4%	(1.6) pp	4.0 pp

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Year Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
December 29, 2018
United States	$18,122	$—	$—	$18,122
Canada	2,173	(5)	—	2,178
EMEA	2,709	66	19	2,624
Rest of World	3,255	(75)	158	3,172
	$26,259	$(14)	$177	$26,096

December 30, 2017
United States	$18,230	$—	$—	$18,230
Canada	2,177	—	—	2,177
EMEA	2,594	—	56	2,538
Rest of World	3,084	144	—	2,940
	$26,085	$144	$56	$25,885

Year-over-year growth rates
United States	(0.6)%	0.0 pp	0.0 pp	(0.6)%	(0.9) pp	0.3 pp
Canada	(0.2)%	(0.3) pp	0.0 pp	0.1%	(0.6) pp	0.7 pp
EMEA	4.4%	2.5 pp	(1.5) pp	3.4%	0.2 pp	3.2 pp
Rest of World	5.6%	(7.6) pp	5.3 pp	7.9%	5.4 pp	2.5 pp
Kraft Heinz	0.7%	(0.6) pp	0.5 pp	0.8%	(0.1) pp	0.9 pp

			Schedule 4
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net income/(loss)	$(12,668)	$7,996	$(10,292)	$10,990
Interest expense	326	308	1,288	1,234
Other expense/(income), net	13	(117)	(183)	(627)
Provision for/(benefit from) income taxes	(1,744)	(6,665)	(1,006)	(5,460)
Operating income/(loss)	(14,073)	1,522	(10,193)	6,137
Depreciation and amortization (excluding integration and restructuring expenses)	248	227	950	910
Integration and restructuring expenses	81	218	296	606
Deal costs	4	—	23	—
Unrealized losses/(gains) on commodity hedges	10	(5)	21	19
Impairment losses	15,440	—	15,939	49
Losses/(gains) on sale of business	—	—	15	—
Equity award compensation expense (excluding integration and restructuring expenses)	(11)	11	33	49
Adjusted EBITDA	$1,699	$1,973	$7,084	$7,770

Segment Adjusted EBITDA:
United States	$1,264	$1,510	$5,279	$5,964
Canada	163	161	613	636
EMEA	171	175	715	681
Rest of World	134	142	638	597
General corporate expenses	(33)	(15)	(161)	(108)
Adjusted EBITDA	$1,699	$1,973	$7,084	$7,770

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
December 29, 2018
United States	$1,264	$—	$1,264
Canada	163	(7)	170
EMEA	171	(8)	179
Rest of World	134	(6)	140
General corporate expenses	(33)	—	(33)
	$1,699	$(21)	$1,720

December 30, 2017
United States	$1,510	$—	$1,510
Canada	161	—	161
EMEA	175	—	175
Rest of World	142	31	111
General corporate expenses	(15)	—	(15)
	$1,973	$31	$1,942

Year-over-year growth rates
United States	(16.3)%	0.0 pp	(16.3)%
Canada	1.1%	(4.4) pp	5.5%
EMEA	(2.6)%	(4.3) pp	1.7%
Rest of World	(6.0)%	(31.8) pp	25.8%
General corporate expenses	116.4%	(1.5) pp	117.9%
Kraft Heinz	(13.9)%	(2.4) pp	(11.5)%

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Year Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
December 29, 2018
United States	$5,279	$—	$5,279
Canada	613	(2)	615
EMEA	715	22	693
Rest of World	638	(7)	645
General corporate expenses	(161)	(2)	(159)
	$7,084	$11	$7,073

December 30, 2017
United States	$5,964	$—	$5,964
Canada	636	—	636
EMEA	681	—	681
Rest of World	597	56	541
General corporate expenses	(108)	—	(108)
	$7,770	$56	$7,714

Year-over-year growth rates
United States	(11.5)%	0.0 pp	(11.5)%
Canada	(3.6)%	(0.3) pp	(3.3)%
EMEA	4.9%	3.2 pp	1.7%
Rest of World	6.8%	(12.4) pp	19.2%
General corporate expenses	48.6%	1.9 pp	46.7%
Kraft Heinz	(8.8)%	(0.5) pp	(8.3)%

		Schedule 7
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended
	December 29, 2018	December 30, 2017
Diluted EPS	$(10.34)	$6.52
Integration and restructuring expenses(a)	0.14	0.11
Unrealized losses/(gains) on commodity hedges(b)	0.01	—
Impairment losses(c)	11.00	—
Other losses/(gains) related to acquisitions and divestitures(d)	0.02	—
Nonmonetary currency devaluation(e)	0.01	—
U.S. Tax Reform discrete income tax expense/(benefit)(f)	—	(5.73)
Adjusted EPS	$0.84	$0.90
(a) Gross expenses included in integration and restructuring expenses were $181 million for the three months ended December 29, 2018 ($173 million after-tax) and $220 million for the three months ended December 30, 2017 ($160 million after-tax) and were recorded in the following income statement line items:

•	Cost of products sold included $19 million for the three months ended December 29, 2018 and $199 million for the three months ended December 30, 2017;

•	SG&A included $62 million for the three months ended December 29, 2018 and $19 million for the three months ended December 30, 2017; and

•	Other expense/(income), net, included $100 million for the three months ended December 29, 2018 and $2 million for the three months ended December 30, 2017.

(b)
Gross expenses/(income) included in unrealized losses/(gains) on commodity hedges were expenses of $10 million for the three months ended December 29, 2018 ($6 million after-tax) and income of $5 million for the three months ended December 30, 2017 ($4 million after-tax) and were recorded in cost of products sold.

(c)	Gross expenses included in impairment losses were $15.4 billion for the three months ended December 29, 2018 ($13.5 billion after-tax) and were recorded in SG&A.
(d) Gross expenses included in other losses/(gains) related to acquisitions and divestitures were $27 million for the three months ended December 29, 2018 ($15 million after-tax) and were recorded in the following income statement line items:

•	Interest expense included $3 million for the three months ended December 29, 2018;

•	Other expense/(income), net, included $17 million for the three months ended December 29, 2018; and

•	Provision for/(benefit from) income taxes included $7 million for the three months ended December 29, 2018.

(e)	Gross expenses included in nonmonetary currency devaluation were $15 million for the three months ended December 29, 2018 ($15 million after-tax) and were recorded in other expense/(income), net.

(f)
U.S. Tax Reform discrete income tax expense/(benefit) included expense of $2 million for the three months ended December 29, 2018 and benefit of $7.0 billion for the three months ended December 30, 2017. Expenses in 2018 primarily related to changes in estimates of certain 2017 U.S. income tax deductions and changes in U.S. tax reserves. These expenses were partially offset by U.S. Tax Reform measurement period adjustments and the release of valuation allowances related to foreign tax credits. The benefit for the three months ended December 30, 2017 was related to the enactment of U.S. Tax Reform.

		Schedule 8
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Year Ended
	December 29, 2018	December 30, 2017
Diluted EPS	$(8.39)	$8.95
Integration and restructuring expenses(a)	0.33	0.26
Deal costs(b)	0.02	—
Unrealized losses/(gains) on commodity hedges(c)	0.01	0.01
Impairment losses(d)	11.34	0.03
Losses/(gains) on sale of business(e)	0.01	—
Other losses/(gains) related to acquisitions and divestitures(f)	0.02	—
Nonmonetary currency devaluation(g)	0.12	0.03
U.S. Tax Reform discrete income tax expense/(benefit)(h)	0.07	(5.73)
Adjusted EPS	$3.53	$3.55
(a) Gross expenses/(income) included in integration and restructuring expenses were $459 million in 2018 ($408 million after-tax) and $457 million in 2017 ($330 million after-tax) and were recorded in the following income statement line items:

•	Cost of products sold included $194 million in 2018 and $463 million in 2017;

•	SG&A included $102 million in 2018 and $143 million in 2017; and

•	Other expense/(income), net, included expenses of $163 million in 2018 and income of $149 million in 2017.
(b) Gross expenses included in deal costs were $23 million in 2018 ($19 million after-tax) and were recorded in the following income statement line items:

•	Cost of products sold included $4 million in 2018; and

•	SG&A included $19 million in 2018.
(c) Gross expenses/(income) included in unrealized losses/(gains) on commodity hedges were expenses of $21 million in 2018 ($16 million after-tax) and expenses of $19 million in 2017 ($12 million after-tax) and were recorded in cost of products sold.

(d)	Gross expenses included in impairment losses were $15.9 billion in 2018 ($13.9 billion after-tax) and $49 million in 2017 ($35 million after-tax) and were included in SG&A.

(e)	Gross expenses included in losses/(gains) on sale of business were $15 million in 2018 ($14 million after-tax) and were recorded in SG&A.

(f)
Gross expenses included in other losses/(gains) related to acquisitions and divestitures were $27 million in 2018 ($15 million after-tax) and were recorded in the following income statement line items:

•	Interest expense included $3 million in 2018;

•	Other expense/(income), net, included $17 million in 2018; and

•	Provision for/(benefit from) income taxes included $7 million in 2018.

(g)
Gross expenses included in nonmonetary currency devaluation were $146 million in 2018 ($146 million after tax) and $36 million in 2017 ($36 million after-tax) and were recorded in other expense/(income), net.

(h)
U.S. Tax Reform discrete income tax expense/(benefit) was an expense of $81 million in 2018 and a benefit of $7.0 billion in 2017. Expenses in 2018 primarily related to the revaluation of our deferred tax balances due to changes in state tax laws following U.S. Tax Reform. These expenses were partially offset by net benefits related to changes in U.S. tax reserves, U.S. Tax Reform measurement period adjustments, changes in estimates of certain 2017 U.S. income tax deductions, and the release of valuation allowances related to foreign tax credits. The benefit in 2017 was related to the enactment of U.S. Tax Reform.

		Schedule 9
The Kraft Heinz Company Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	December 29, 2018	December 30, 2017
ASSETS
Cash and cash equivalents	$1,130	$1,629
Trade receivables, net	2,129	921
Sold receivables	—	353
Income taxes receivable	152	582
Inventories	2,683	2,815
Prepaid expenses	400	345
Other current assets	1,240	621
Assets held for sale	1,357	—
Total current assets	9,091	7,266
Property, plant and equipment, net	7,212	7,120
Goodwill	36,240	44,824
Intangible assets, net	49,746	59,449
Other non-current assets	1,338	1,573
TOTAL ASSETS	$103,627	$120,232
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$2	$460
Current portion of long-term debt	410	2,743
Trade payables	4,153	4,449
Accrued marketing	722	680
Interest payable	408	419
Other current liabilities	1,682	1,381
Liabilities held for sale	55	—
Total current liabilities	7,432	10,132
Long-term debt	30,873	28,333
Deferred income taxes	12,298	14,076
Accrued postemployment costs	306	427
Other non-current liabilities	812	1,017
TOTAL LIABILITIES	51,721	53,985
Redeemable noncontrolling interest	3	6
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	58,800	58,711
Retained earnings/(deficit)	(4,796)	8,589
Accumulated other comprehensive income/(losses)	(1,949)	(1,054)
Treasury stock, at cost	(282)	(224)
Total shareholders' equity	51,785	66,034
Noncontrolling interest	118	207
TOTAL EQUITY	51,903	66,241
TOTAL LIABILITIES AND EQUITY	$103,627	$120,232